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                                                         EXHIBIT (10)(iii)(A) 15

To:    Bob Holder
From:  Henry Schacht
Date:  February 14, 2001
Re:    Officer Severance Policy

    This is a challenging time for our company. While I am confident in our ability to successfully work through the issues we are facing, I am also aware that our current business climate creates an uncertainty and raises concerns that could distract you from the turnaround work at hand. To address such concerns, I'm pleased to inform you that the Board of Directors has approved your eligibility for enhanced severance coverage in the event:

        1) your employment is terminated by Lucent for reasons other than 'cause'; or

        2) you choose to terminate your employment with Lucent within six months of the hire date of the next CEO; or

        3) you choose to terminate your employment with Lucent because your reporting relationship to me has changed; or

        4) you choose to terminate your employment with Lucent on or after April 22, 2002 for any reason.

    If you choose to invoke the severance policy as described in items 2, 3 or 4, you must give at least three months notice. Upon such notice, the Company will reserve the right to request an additional three months of employment from you.

    The severance coverage, that you would receive in the event your employment ends under any of the conditions noted above, is described in Attachment I. This benefit provides for continuation of salary and target bonus for 24 months. During this 24-month paid leave of absence, your stock options and restricted stock units will continue to vest. In addition, your coverage under many of Lucent's benefit plans, including the medical, dental, stock purchase and savings plans, will continue as normal.

    As you are currently service pension eligible, in the event you invoke the severance policy as described in items 2, 3 or 4, or you are placed on a paid leave of absence as described in item 1, then at the conclusion of the 24-month paid leave of absence, the retirement and termination provisions set forth in each grant's (stock option and restricted stock units) respective agreement will apply. The vesting and retirement provisions for all your outstanding grants are described in Attachment II.

    Also, if you choose to invoke the severance policy as described in items 2, 3, or 4, then the stock options and restricted stock units granted on December 26, 2000 will accelerate, with full vesting occurring on the first day your severance coverage begins. Further communication on these grants and the agreements will be sent to you later this week.

    The special severance provisions described in items 2, 3 and 4 do not apply to all officers, so I ask that you keep the terms of this arrangement confidential.

    Challenging times can be the most satisfying and rewarding times of our professional lives. With your help we can take our company to new levels of success.

    Attachments

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                            OFFICER SEVERANCE POLICY

Eligibility      - Lucent or Agere Officer status

                 - Participation for new officers is contingent upon Board/CEO approval

                 - Company initiated termination, other than for 'Cause' as defined on page 2

                 - Contingent upon signing the standard, Lucent Release
                   Agreement (including non-compete, non-solicitation provisions)

                 - All payments and benefits listed below will be offset by any individually negotiated or legally required arrangement

Leave  of        - 24 months of base salary and target bonus
Absence
Payment          - Base salary will be paid monthly. Target bonus will be paid annually in December. Both payments are benefits bearing.

Equity             STOCK OPTIONS
                 - Options continue vesting as scheduled during the 24 month period.

                 - At end of the 24 month period, your employment will end and options will follow normal termination provisions:
                   -- Pension eligible -- Keep vested remainder of term;
                      unvested options cancel
                   -- Not Pension eligible -- 90 days to exercise vested;
                      unvested options cancel

                   RESTRICTED STOCK
                   - Restricted stock continues vesting as scheduled during the
                     24 month period.

                   ESPP
                   - Your participation will continue through payroll deductions.

Retirement         SERVICE PENSION
Benefits           Retirement eligible: Your severance pay will count towards your pension. Pension payments begin after termination of
                   this arrangement.

                   Not retirement eligible: Deferred vested employees can elect to begin payment at the termination of this arrangement. The severance period can be used to accrue service/age toward achieving pension eligibility.

                   CASH BALANCE PENSION
                   - Severance pay will count towards the cash balance plan. The cash balance is payable at the end of the 24 month period or later at employee election.

Health and         401(k)
Benefits           - Payroll deductions continue
Welfare            - Medical, Dental, Disability, Life Insurance, Car Allowance,
                     Financial Counseling benefits continue the same as actively employed Officers.
                   - Company credit cards, home office equipment, voice mail and
                     e-mail will be cancelled at the beginning of the 24 month
                     period.

                                                       (continued on next page)

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(table continued from previous page)

Termination                                   - In the event you need to terminate this arrangement
Provisions                                      during the 24 month leave period for any reason
                                                (including conflict with another employer), the
                                                Company may approve the payment of the remaining
                                                amount of base salary and target bonus in a lump
                                                sum. The normal 'voluntary' termination provisions
                                                for the stock and benefit plans will apply.

Outplacement                                  - At your request, outplacement services will be
Services                                        provided through a vendor selected by the Company,
                                                during the 24 month leave period or within six
                                                months following termination of employment, up to a
                                                limit of $50,000.

Change in                                     - Upon or after a Change in Control (as defined in the
Control                                         1996 Long Term Incentive Program or its successor
Provisions                                      plan as in effect immediately before the Change in
                                                Control) this policy will remain in effect.

                                              - Upon or after a Change in Control (as defined in the
                                                1996 Long Term Incentive Program or its successor
                                                plan as in effect immediately before the Change in
                                                Control), you will also be entitled to the benefits
                                                of this policy if you terminate your employment
                                                within three months of an event constituting Good
                                                Reason. Good Reason is defined as follows:

                                               (i) the assignment to you by the Board of Directors
                                                   or another representative of the Company of duties
                                                   which represent a material decrease in
                                                   responsibility and are materially inconsistent
                                                   with the duties associated with your position,
                                                   any reduction in your job title, or a material
                                                   negative change in the level of Officer to whom
                                                   you report, or

                                              (ii) a material negative change in the terms and
                                                   conditions of your employment, including a
                                                   reduction by the Company of your annual base
                                                   salary or a material decrease in your target
                                                   opportunity for a Short Term Incentive Award, or

                                             (iii) the requirement to change your work location to
                                                   one in a different country, even for a comparable or
                                                   superior position.

    'Cause' is defined as:

     (i) violation of Lucent's code of conduct, Business Guideposts;

     (ii) conviction of (including a plea of guilty or nolo contendere) of a felony or any crime of theft, dishonesty or moral turpitude, or

    (iii) gross omission or gross dereliction of any statutory or common law duty of loyalty to Lucent.

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